  Exhibit 11(a)
Consent of Independent Registered Public Accounting Firm

GK Investment Property Holdings, LLC
Chicago, Illinois

We hereby consent to the use in the Offering Circular constituting a part of this Regulation A Offering Statement on Form 1-A of GK Investment Property Holdings II, LLC of our report dated June 16, 2020, with respect to the balance sheet of the Company as of December 31, 2019 and of the related statements of operations, member’s equity, and cash flows for the period from inception (July 11, 2019) through December 31, 2019.

/s/ CHERRY BEKAERT LLP

Richmond, Virginia
January 28, 2021

Consent of Independent Auditor

GK Investment Property Holdings II, LLC
Chicago, Illinois

We hereby consent to the use in the Offering Circular constituting a part of this Regulation A Offering Statement on Form 1-A of GK Investment Property Holdings II, LLC of our report dated January 13, 2021, with respect to the statement of revenues and certain operating expenses of the RF Grocery, LLC Property for the year ended December, 31, 2019.

/s/ CHERRY BEKAERT

Richmond, Virginia
January 28, 2021